Exhibit 5.3

Brownstein Hyatt Farber Schreck, LLP
303.223.1100 main
675 Fifteenth Street, Suite 2900
Denver, Colorado 80202

November 5, 2024

EchoStar Corporation

9601 South Meridian Boulevard

Englewood, Colorado 80112

To the addressee set forth above:

We have acted as local Nevada counsel and local Colorado counsel to EchoStar Corporation, a Nevada corporation (the “Company”), DBSD Corporation, a Colorado corporation (“DBSD”), Gamma Acquisition L.L.C., a Colorado limited liability company (“GALLC”), and Gamma Acquisition HoldCo, L.L.C., a Colorado limited liability company (together with DBSD and GALLC, the “Colorado Guarantors”, and together with the Company, the “Opinion Parties”), in connection with the filing by the Company and the other registrants named therein, including the Colorado Guarantors, of Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-276368 (as so amended, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), including the prospectus set forth therein (the “Prospectus”), relating to the registration for offering and sale from time to time by the Company of an indeterminate number of the following securities: (i) shares (the “Common Shares”) of the Company’s Class A common stock, par value $0.001 per share (the “Class A Common Stock”), which include any shares of Class A Common Stock issuable upon the (a) conversion or exchange, as applicable, of any Preferred Shares (as defined below) or Debt Securities (as defined below) convertible or exchangeable into shares of Class A Common Stock and (b) exercise of any Warrants (as defined below) or Subscription Rights (as defined below) to purchase shares of Class A Common Stock; (ii) shares (the “Preferred Shares”, and together with the Common Shares, the “Shares”) of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”), in one or more series, which include any shares of Preferred Stock issuable upon the (a) conversion or exchange, as applicable, of any Debt Securities convertible or exchangeable into shares of Preferred Stock and (b) exercise of any Warrants or Subscription Rights to purchase shares of Preferred Stock; (iii) debt securities (the “Debt Securities”) to be issued in one or more series pursuant to one or more indentures, in substantially the form filed as an exhibit to the Registration Statement (each, an “Indenture”), which include any Debt Securities issuable upon the exercise of any Warrants or Subscription Rights to purchase Debt Securities; (iv) guarantees of the Debt Securities (the “Guarantees”) by certain of the Company’s subsidiaries, including the Colorado Guarantors, issuable under one or more Indentures or supplements thereto; (v) subscription rights to purchase shares of Class A Common Stock, shares of Preferred Stock, Debt Securities or any combination thereof (the “Subscription Rights”), to be evidenced pursuant to the applicable subscription rights certificate (each, a “Subscription Rights Certificate”); (vi) warrants to purchase shares of Class A Common Stock, shares of Preferred Stock, Debt Securities or any combination thereof (the “Warrants”), to be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”); (vii) units (the “Units”, and together with the Shares, the Debt Securities, the Guarantees, the Subscription Rights and the Warrants, the “Securities”) comprising any combination of the foregoing Securities, issued pursuant to one or more unit agreements (each, a “Unit Agreement”). This opinion letter is being delivered at your request pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act.

www.bhfs.com

EchoStar Corporation

November 5, 2024

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Opinion Parties in connection with the registration of the Securities as described in the Registration Statement. For purposes of this opinion letter, and except to the extent set forth in the opinions expressed below, we have assumed that all such proceedings have been or will be timely completed in the manner presently proposed in the Registration Statement and the Prospectus, and the terms of the issuances of any Securities will be in compliance with applicable laws.

For purposes of issuing this opinion letter, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement, including the Prospectus, (ii) the articles of incorporation and bylaws, or the articles of organization and operating agreements, as applicable, each as amended to date, of each of the Opinion Parties (collectively, the “Governing Documents”), and (iii) such agreements, instruments and other documents, or forms thereof, and such corporate or limited liabilty company records (including resolutions of the board of directors or the sole member, as applicable) of each of the Opinion Parties, as we have deemed necessary or appropriate. For purposes of issuing this opinion letter, we have also obtained from officers and other representatives and agents of the Opinion Parties and from public officials, and have relied upon, such certificates, representations and assurances, and such public filings, as we have deemed necessary or appropriate.

Without limiting the generality of the foregoing, we have, with your permission, assumed without independent verification that (i) each agreement, instrument and other document (or form thereof) we have reviewed or which is referenced herein has been or will be duly executed and delivered by the parties thereto to the extent due execution and delivery are prerequisites to the effectiveness thereof; (ii) any and all (a) agreements, instruments and other documents relating to the offering, issuance or sale of any Securities, including, without limitation, any and all underwriting agreements, purchase agreements, Indentures (including any officer’s certificate(s) or supplemental indenture(s) relating thereto), (b) document(s) or instrument(s) evidencing any Guarantees (including any Indenture(s), and any officer’s certificate(s) or supplemental indenture(s) relating thereto), (c) subscription rights agreement(s) (incluidng each Subscription Rights Certificate contemplated thereby), (d) placement notice(s), (e) Warrant Agreement(s) (including each warrant certificate contemplated thereby), (f) Unit Agreement(s) (including each unit certificate contemplated thereby) and (g) Certificate(s) of Designation (as defined below) (collectively, the “Securities Documents”), have been or will be duly authorized, executed and delivered by each of the Opinion Parties and any other parties thereto, as applicable; (iii) each of the Securities Documents, the form of which has been or will be filed as an exhibit to the Registration Statement, has been or will be executed in substantially the form of such exhibit; (iv) the obligations of each party set forth in the Securities Documents are or will be its valid and binding obligations, enforceable in accordance with their respective terms; (v) no Securities have been or will be offered, issued or sold in violation or breach of, nor will any such offering, issuance or sale result in violation of or a default under, the Governing Documents, any agreement or instrument that is binding upon any of the Opinion Parties, or any order, requirement or restriction issued or imposed by any governmental or regulatory agency, authority or body; (vi) (a) each Opinion Party has taken or will take all corporate or limited liability company, as applicable, action required in connection with the authorization, offering, issuance and sale of any Securities (including, without limitation, any Securities or other securities of the Opinion Parties underlying, or issued or sold pursuant to or upon conversion, exchange or exercise of, any Securities, or any other agreement or arrangement), (b) all Securities have been or will be offered, issued and sold in compliance with all applicable laws, rules and regulations, the Governing Documents and the relevant Securities Documents in effect at all relevant times, and (c) any and all certificates evidencing Shares, Subscription Rights, Warrants or Units are or will be properly signed, registered and delivered, as necessary, in accordance with all applicable laws, rules and regulations, the Governing Documents and the relevant Securities Documents (collectively, “Corporate Proceedings”); (vii) the voting rights, designations, preferences, limitations, restrictions, privileges and relative rights of each series of Preferred Stock (including the Preferred Shares) have been or will be fixed and set forth in a certificate of designation relating to such series, prepared in the form prescribed by applicable law, duly signed by an officer of the Company and properly filed with the Nevada Secretary of State (each, a “Certificate of Designation”), and at no time will the total number of shares of Preferred Stock designated pursuant to all then-effective Certificates of Designation exceed the total number of shares of Preferred Stock then authorized under the Company’s articles of incorporation; (viii) after any issuance of Preferred Shares, the total number of issued and outstanding shares of each series thereof, together with the total number of shares of such series then reserved for issuance or obligated to be issued by the Company pursuant to any agreement or arrangement (including pursuant to the terms of any Securities) or otherwise, will not exceed the total number of shares of such series then designated under the Certificate of Designation for such series; (ix) after any issuance of Common Shares, the total number of issued and outstanding shares of Class A Common Stock, together with the total number of shares of Class A Common Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement or arrangement (including pursuant to the terms of any Securities), or otherwise, will not exceed the total number of shares of Class A Common Stock then authorized under the Company’s articles of incorporation; (x) the statements of fact and representations and warranties set forth in the documents we have reviewed are, or at all relevant times will be, true and correct as to factual matters; (xi) each natural person executing a document has or will have sufficient legal capacity to do so; (xii) all documents submitted to us as originals are authentic, the signatures on all documents we reviewed are genuine, and any document submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document; and (xiii) all corporate and limited liability company, as applicable, records made available to us by the Opinion Parties, and all public records we have reviewed, are accurate and complete.

EchoStar Corporation

November 5, 2024

We are qualified to practice law in the States of Nevada and Colorado. The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada and the general corporate and limited liability company laws of the State of Colorado, each as in effect on the date hereof, and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto or to the effect thereon of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, any state securities or “Blue Sky” laws, rules or regulations, any federal or state bankruptcy or insolvency laws or other laws, rules or regulations relating to fraudulent transfers, or any federal or state laws, rules, or regulations relating to broadcast communications, including any rules or regulations promulgated by the Federal Communications Commission or any similar or equivalent state regulatory agency.

Based upon the foregoing and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

1.            If and when all Corporate Proceedings have been taken and completed in respect of any offering, issuance or sale of Shares, and to the extent such Shares have been issued in accordance with all applicable terms and conditions set forth in the relevant Securities Documents and any relevant Certificates of Designation, including the proper conversion, exchange or exercise of any Securities, and payment in full of all consideration required therefor as authorized by such Corporate Proceedings and prescribed by such Securities Documents, Certificates of Designation and other Securities, as applicable, such Shares will be duly authorized, validly issued, fully paid and nonassessable.

2.            If and when all Corporate Proceedings have been taken and completed in respect of any offering, issuance or sale of Debt Securities, Guarantees, Subscription Rights, Warrants or Units, such Securities will be duly authorized.

The opinions expressed herein are based upon the applicable laws of the States of Nevada and Colorado and the facts in existence on the date hereof. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in such laws or facts after such time as the Registration Statement is declared effective. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm therein under the heading “Legal Matters”. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP